                                                        FREE WRITING PROSPECTUS
                                                        FILED PURSUANT TO RULE 433

GOLDMAN, SACHS & CO.
RALI 2006-QO2
CUT-OFF - FEBRUARY 1, 2006

 ALL RECORDS

SELECTION CRITERIA: ALL RECORDS
TABLE OF CONTENTS

1. Stats
2. Prepayment Penalty
3. Current Rate
4. Principal Balance
5. Original Term
6. RemTerm
7. Age
8. States
9. Original LTV
10. Combined LTV
11. FICO
12. Property Type
13. Occupancy Code
14. Purpose
15. Documentation Type
16. Index
17. Gross Margins
18. Max Rate
19. Teaser Period
20. Months to Roll
21. NegAm Limit

1. STATS

As of Date: 20060201
Count: 2,017
Current Balance: $670,179,329.19
AverageCurBal: $332,265.41
OrigWAC: 1.381
GWAC: 4.259
NetWAC: 3.833
GrossMargin: 3.285
NetMargin: 2.859
FICO: 706
Original LTV: 74.47
%CA: 61.34%
WALA: 1
OrigTerm: 377
WAM: 376
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 9.962
MTR: 1
Maximum 1 Zip Concentration: 0.550%

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2. PREPAYMENT PENALTY

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PREPAYMENT PENALTCOUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
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0                     288 100,165,892       14.95       4.389       3.362       2.927            1         714          74         100           0           0
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12                    448 170,004,487       25.37        5.22       3.228       2.803            1         713       74.78           0         100           0
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36                  1,281 400,008,951       59.69       3.819        3.29       2.865            1         700       74.45           0           0         100
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TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
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3. CURRENT RATE

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CURRENT RATE     COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
0.751 - 1.000         333 116,383,158       17.37       0.999       3.242       2.817            0         717       73.15       20.03       16.18       63.78
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1.001 - 1.250          71  27,606,900        4.12        1.25       3.179       2.754            0         714       70.89        9.36       13.51       77.14
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1.251 - 1.500         364 117,585,945       17.55       1.499        3.38       2.955            0         693       76.15       12.03       11.85       76.12
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1.501 - 1.750          59  21,590,933        3.22        1.75       3.379       2.954            0         701       73.54       17.33       30.72       51.96
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1.751 - 2.000          86  20,565,722        3.07       1.999       3.344       2.919            0         669       77.17        2.02       12.51       85.47
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2.001 - 2.250          18   5,307,652        0.79       2.247       3.521       3.096            0         697       77.33           0       15.18       84.82
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2.251 - 2.500          29   6,269,999        0.94       2.496       3.603       3.178            0         708       80.08        1.96       19.59       78.45
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2.501 - 2.750          15   3,975,629        0.59       2.747       3.556       3.131            0         679       78.21        7.92       23.41       68.67
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2.751 - 3.000           8   1,227,000        0.18       2.999       3.237       2.812            0         716       87.14        9.06           0       90.94
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3.001 - 3.250           3     739,026        0.11       3.245       3.424       2.999            0         712          88           0       51.54       48.46
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3.251 - 3.500           1     190,750        0.03         3.5        3.45       3.025            0         635          95           0           0         100
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5.001 - 5.250           2     485,716        0.07       5.214       1.639       1.214            2         774       79.71         100           0           0
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5.251 - 5.500           3     785,637        0.12         5.5         1.9       1.475            1         710       78.97           0         100           0
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5.501 - 5.750           7   2,331,830        0.35       5.729       2.133       1.708            1         715       69.89       16.65       83.35           0
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5.751 - 6.000          10   3,676,218        0.55       5.975       2.386       1.683            3         715       79.81       37.38       44.77       17.85
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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6.001 - 6.250          34  12,200,725        1.82       6.224       2.617       2.192            2         730       74.15       19.84       48.25        31.9
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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6.251 - 6.500          80  32,446,004        4.84       6.436       2.841       2.416            2         728       74.23        8.06       63.81       28.14
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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6.501 - 6.750         187  67,998,576       10.15       6.705       3.086       2.661            2         716       72.71       17.63       54.25       28.12
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6.751 - 7.000         339 111,608,178       16.65       6.946        3.32       2.895            1         715       73.49       14.74        37.7       47.56
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7.001 - 7.250         309  96,566,769       14.41       7.144       3.479       3.054            1         688        75.4       13.07        7.75       79.18
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7.251 - 7.500          44  15,156,320        2.26       7.399       3.709       3.284            1         690       77.55       31.27        7.18       61.55
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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7.501 - 7.750           5   1,836,064        0.27       7.625       3.627       3.202            4         697       80.68       68.26       31.74           0
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7.751 - 8.000           5   2,076,693        0.31       7.935       4.329       3.904            1         682        73.9       51.93       48.07           0
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8.001 - 8.250           4   1,252,475        0.19       8.193       3.873       3.448            3         728       73.35           0       45.26       54.74
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8.251 - 8.500           1     315,409        0.05       8.375       4.775        4.35            1         708          80           0         100           0
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
min: 0.990
max: 8.375
wa: 4.259

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4. PRINCIPAL BALANCE

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PRINCIPAL BALANCECOUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
0.01 - 50,000.00        2      80,489        0.01       7.126       3.526       3.101            2         679       64.22       49.58       50.42           0
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50,000.01 - 100,000.00 40   3,376,478         0.5       3.923       3.254       2.829            1         704       67.09       24.45        4.83       70.73
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100,000.01 - 150,000.0168  21,880,362        3.26       3.967       3.296       2.871            1         706       73.58       15.76       14.13        70.1
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150,000.01 - 200,000.0269  47,850,106        7.14       4.138       3.333       2.908            1         702       71.37       13.14       17.15       69.72
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200,000.01 - 250,000.0280  62,811,325        9.37       3.752       3.332       2.907            1         702       73.71       12.76       21.71       65.53
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250,000.01 - 275,000.0148  38,945,415        5.81       4.284       3.271       2.846            1         707       73.97       11.59       18.89       69.53
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275,000.01 - 350,000.0364 112,708,416       16.82       4.626       3.274       2.849            1         704       75.35        12.9       25.63       61.47
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350,000.01 - 400,000.0217  81,658,700       12.18       4.438        3.38       2.955            1         703       75.95       13.65       17.42       68.93
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400,000.01 - 450,000.0144  61,172,207        9.13       4.441       3.222       2.797            1         705       76.03        9.71       24.79        65.5
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450,000.01 - 500,000.0125  59,124,000        8.82        4.51       3.309       2.884            1         701       76.69       16.81       20.04       63.15
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500,000.01 - 550,000.0069  36,288,871        5.41       4.438        3.24       2.815            1         709       76.62       18.92       23.36       57.72
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550,000.01 - 600,000.0056  32,299,620        4.82        4.28       3.313       2.888            1         716       75.73       14.26       51.67       34.07
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600,000.01 - 750,000.0078  50,727,038        7.57        3.48       3.267       2.822            1         707       74.87       20.45       31.76       47.79
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750,000.01 - 850,000.0016  12,879,768        1.92       4.703       3.158       2.733            1         730       69.58       19.22        43.4       37.38
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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850,000.01 - 950,000.0013  11,654,350        1.74       3.853       3.333       2.908            0         710       73.49       61.72        22.9       15.39
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950,000.01 - 1,000,000.13  12,827,111        1.91       3.749        3.18       2.755            1         705       70.86        7.79       54.02       38.19
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1,000,000.01 - 1,250,000300 3,177,500        0.47       1.091       3.114       2.689            0         724       68.41           0       68.29       31.71
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1,250,000.01 - 1,500,00080011,163,026        1.67       5.317        3.13       2.705            1         702       68.88       26.51       35.18       38.32
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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2,000,000.01 - 2,250,000200 4,108,461        0.61       4.194       3.061       2.636            2         725        56.8           0       48.89       51.11
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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2,250,000.01 >=         2   5,446,087        0.81       4.025        2.98       2.555            3         731       64.82           0        51.8        48.2
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
min: 39,905
max: 2,821,087
avg: 332,265

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5. ORIGINAL TERM

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ORIGINAL TERM    COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
360                 1,784 575,641,462       85.89       4.047       3.285       2.858            1         704        74.8       16.69       24.24       59.07
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
480                   233  94,537,867       14.11       5.553       3.288       2.863            1         718       72.43        4.32       32.21       63.47
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
min: 360
max: 480
wa: 377

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6. REMTERM

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REMTERM          COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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352                     1     156,848        0.02       7.625         3.2       2.775            8         648          72         100           0           0
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353                     1     637,748         0.1           6       2.425         0.4            7         733          95         100           0           0
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354                     3     988,614        0.15       7.483       3.822       3.397            6         742       84.28       85.81           0       14.19
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355                    23   7,121,436        1.06       6.997       3.295        2.87            5         709       69.07       47.57       31.72       20.71
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356                    15   4,792,421        0.72       6.726       2.989       2.564            4         705       74.43       58.09        11.9       30.01
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357                    65  17,058,503        2.55       6.736       3.125         2.7            3         723       75.81       22.42       52.24       25.34
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358                   131  41,355,435        6.17       6.783       3.149       2.724            2         713        75.2       20.55       40.02       39.43
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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359                   627 209,213,753       31.22       6.823       3.287       2.862            1         702       74.66       15.44       32.38       52.18
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360                   918 294,316,704       43.92       1.401       3.316       2.891            0         702       74.86       14.83       14.79       70.39
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474                     1     401,474        0.06        6.25       2.625         2.2            6         732          75           0         100           0
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475                     1   2,821,087        0.42       6.375       2.775        2.35            5         757          60           0         100           0
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476                     1     264,474        0.04       7.125       3.525         3.1            4         704          75           0         100           0
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477                     6   2,554,248        0.38       6.846       3.204       2.779            3         760       70.73       11.95       36.23       51.83
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478                    10   5,096,214        0.76       6.736        3.24       2.815            2         722       74.79           0        32.2        67.8
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479                   155  60,345,625           9       6.953       3.315        2.89            1         715       72.58        4.92       36.61       58.47
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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480                    59  23,054,745        3.44       1.352       3.309       2.884            0         717       73.14        3.51          10       86.48
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
min: 352
max: 480
wa: 376

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7. AGE

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AGE              COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
0                     977 317,371,449       47.36       1.397       3.315        2.89            0         703       74.73          14       14.44       71.56
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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1                     782 269,559,379       40.22       6.852       3.293       2.868            1         705       74.19       13.09       33.33       53.59
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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2                     141  46,451,649        6.93       6.778       3.159       2.734            2         714       75.16       18.29       39.17       42.54
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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3                      71  19,612,751        2.93        6.75       3.135        2.71            3         727       75.15       21.06       50.15       28.79
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4                      16   5,056,895        0.75       6.746       3.017       2.592            4         705       74.46       55.05       16.51       28.44
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5                      24   9,942,523        1.48       6.821       3.148       2.723            5         723        66.5       34.07        51.1       14.83
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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6                       4   1,390,087        0.21       7.127       3.476       3.051            6         739        81.6       61.03       28.88       10.09
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7                       1     637,748         0.1           6       2.425         0.4            7         733          95         100           0           0
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8                       1     156,848        0.02       7.625         3.2       2.775            8         648          72         100           0           0
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TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
min: 0
max: 8
wa: 1

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8. STATES

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STATES           COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
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AK                      3   1,360,300         0.2         1.5       3.394       2.969            0         682       78.91         100           0           0
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AL                      3     647,758         0.1       5.485       3.327       2.902            1         730          80       22.91       26.31       50.79
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AZ                    143  33,213,589        4.96       3.686       3.293       2.868            1         704       74.42        8.87       29.11       62.01
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CA                  1,052 411,071,158       61.34       4.651       3.262       2.835            1         708       73.45        11.2        27.5        61.3
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CO                     32  10,250,278        1.53        3.08       3.274       2.849            1         713       76.16       22.66       39.15       38.19
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CT                     26   6,729,364           1       3.619        3.33       2.905            0         698       75.12        7.41       19.64       72.94
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FL                    262  72,185,019       10.77       3.581       3.361       2.936            1         697       74.95       11.99       18.94       69.07
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GA                     12   2,907,557        0.43       5.241       3.329       2.904            1         705       79.58       59.58           0       40.42
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HI                      7   2,243,571        0.33       3.865       3.275        2.85            1         716       78.65           0        16.6        83.4
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IA                      1     109,999        0.02         1.5         3.6       3.175            0         671          74         100           0           0
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ID                      8   1,353,916         0.2       2.949       3.085        2.66            1         711       76.74        7.68       36.47       55.85
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IL                     19   5,319,426        0.79       4.391       3.276       2.851            1         695       83.67        5.64       14.61       79.75
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IN                      6     891,181        0.13       2.946        3.24       2.815            0         722       84.08       11.13       12.71       76.16
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KS                      1     161,000        0.02        1.25         3.6       3.175            0         645          69         100           0           0
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KY                      2     228,245        0.03        2.21       3.206       2.781            0         686       80.38       58.01           0       41.99
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LA                      4   1,406,264        0.21       2.459       3.345        2.92            1         704       75.67       22.22       77.78           0
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MA                      8   2,680,959         0.4       2.309       3.509       3.084            0         685        72.6       60.91       16.41       22.68
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MD                     15   4,286,899        0.64       3.676       3.486       3.061            1         679       70.27       62.92       13.96       23.12
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MI                      7   2,666,089         0.4       6.098       3.344       2.919            1         691       66.77       70.96         8.1       20.94
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MN                      7   1,334,312         0.2       3.543        3.42       2.995            1         707       76.36       66.72           0       33.28
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MO                     17   2,748,654        0.41       3.865       3.242       2.817            1         705       77.63           0       29.37       70.63
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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MT                      2     900,513        0.13       3.199       2.712       2.287            0         731       71.88           0         100           0
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NC                      9   2,531,918        0.38       1.976       3.051       2.626            0         716       74.88       33.81           0       66.19
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NE                      4     683,820         0.1       3.271       3.081       2.656            0         716       80.49           0           0         100
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NH                      2     403,429        0.06         6.5         2.9       2.475            1         735       76.62       33.45           0       66.55
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NJ                     43  15,241,060        2.27        3.24       3.473       3.048            0         701        78.8       96.07           0        3.93
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NM                      2     350,031        0.05         3.6        3.38       2.955            1         677          74         100           0           0
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
NV                     60  16,494,943        2.46       4.339       3.395        2.97            1         705        78.5        4.47       35.44       60.09
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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NY                     29  11,257,424        1.68       4.539       3.408       2.983            1         697       72.83        13.9       25.91       60.19
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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OH                      2     421,621        0.06       5.205       2.712       2.287            2         711       89.76           0           0         100
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OK                      5     836,617        0.12       5.578       3.066       2.641            3         667       87.51           0           0         100
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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OR                     23   5,339,615         0.8        4.76        3.09       2.665            1         707       71.99           0       49.72       50.28
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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PA                      2     610,350        0.09       1.332       3.789       3.364            0         721        73.3           0           0         100
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RI                      6   1,444,397        0.22       4.585       3.421       2.996            1         684       77.25           0         100           0
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SC                      9   1,621,255        0.24       4.022       3.409       2.984            1         724       74.85       74.16        6.69       19.15
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---------------------------------------------------------------------------------------------------------------------------------------------------------------
TN                      9   1,235,781        0.18       6.867       3.255        2.83            2         685       86.82       16.85       67.29       15.86
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TX                     20   3,821,387        0.57       3.341       3.134       2.709            1         707       84.24        4.86       28.36       66.78
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UT                     21   5,133,234        0.77       2.714       3.178       2.753            0         727       77.96        16.4       38.73       44.87
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---------------------------------------------------------------------------------------------------------------------------------------------------------------
VA                     45  12,853,406        1.92       3.135       3.322       2.897            1         698       76.89       23.65       17.32       59.03
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---------------------------------------------------------------------------------------------------------------------------------------------------------------
WA                     85  24,620,313        3.67        3.19       3.221       2.796            0         710       77.26       15.84       13.03       71.13
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
WI                      3     475,398        0.07       3.412       3.397       2.972            0         748       77.82         100           0           0
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
WY                      1     107,279        0.02       6.875         3.2       2.775            3         671          90           0           0         100
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
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9. ORIGINAL LTV

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ORIGINAL LTV     COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00           94  22,792,861         3.4       4.666        3.15       2.725            1         725       42.15       16.92       23.41       59.67
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
50.01 - 60.00         132  40,980,671        6.11       4.853       3.217       2.792            1         714       56.03       17.31       26.22       56.47
---------------------------------------------------------------------------------------------------------------------------------------------------------------
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60.01 - 70.00         320 114,875,661       17.14       4.056       3.241       2.816            1         706       67.08       15.02       20.54       64.44
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
70.01 - 75.00         294 110,263,722       16.45       4.247       3.291       2.866            1         704       74.33       16.42       32.37       51.21
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
75.01 - 80.00       1,024 343,724,206       51.29       4.034        3.32       2.895            1         705       79.63        13.5       24.65       61.85
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
80.01 - 85.00          21   4,689,647         0.7       4.265       3.332       2.907            0         702       84.22       26.51       18.09        55.4
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
85.01 - 90.00         104  25,698,506        3.83        6.41       3.254       2.829            2         690       89.66       16.06       28.92       55.02
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
90.01 - 95.00          28   7,154,055        1.07       6.119        3.09       2.523            2         714       94.63       29.07       22.59       48.34
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
min: 20.00
max: 95.00
wa: 74.47

     Top

10. COMBINED LTV

---------------------------------------------------------------------------------------------------------------------------------------------------------------
COMBINED LTV     COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00           89  19,760,816        2.95       4.435       3.158       2.733            1         730       42.13       17.49       14.06       68.45
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
50.01 - 60.00         120  36,324,205        5.42        4.88       3.208       2.783            1         715       55.92       15.46       27.35       57.19
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
60.01 - 70.00         285 106,369,110       15.87        4.21       3.221       2.796            1         710       65.98       13.65        23.5       62.85
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
70.01 - 75.00         238  81,890,697       12.22       4.593       3.291       2.866            1         702       73.64       13.99       28.22       57.79
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
75.01 - 80.00         549 178,194,138       26.59       4.338       3.289       2.864            1         710       78.86       14.45       24.55       61.01
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
80.01 - 85.00          64  21,993,626        3.28       3.442       3.413       2.988            0         696       79.45       13.78       30.62        55.6
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
85.01 - 90.00         641 216,994,275       32.38       4.008       3.331       2.906            1         698       80.18        15.8       26.31        57.9
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
90.01 - 95.00          31   8,652,462        1.29       5.466       3.077       2.534            1         715       91.84       24.04       18.68       57.28
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
min: 20.00
max: 95.00
wa: 78.18

     Top

11. FICO

---------------------------------------------------------------------------------------------------------------------------------------------------------------
FICO             COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
0 - 0                   2     568,812        0.08       1.089       3.624       3.199            0           0       78.02           0           0         100
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
620 - 659             312  87,556,442       13.06       4.075        3.43       3.005            1         641       74.19       12.51       12.71       74.78
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
660 - 699             686 237,301,218       35.41       4.239       3.338       2.913            1         680       75.51       12.96       25.91       61.13
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
700 - 749             644 219,121,237        32.7       4.364       3.243       2.814            1         722       75.17       15.28       27.61        57.1
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
750 - 799             356 122,162,898       18.23       4.251       3.154       2.729            1         769       71.76       18.89       30.02       51.09
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
800 - 819              17   3,468,723        0.52       4.485       3.153       2.728            1         806       59.58       54.72        6.21       39.07
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
nzmin: 620
max: 816
nzwa: 706

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12. PROPERTY TYPE

---------------------------------------------------------------------------------------------------------------------------------------------------------------
PROPERTY TYPE    COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Attached PUD           65  16,687,348        2.49       5.276       3.284       2.859            1         720       77.82        7.01       31.38       61.62
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Condo over 8 stories   24   7,576,506        1.13       3.018       3.294       2.869            0         718       75.79       15.65       42.78       41.57
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Condo under 5 stories 165  46,269,227         6.9       4.405       3.331       2.906            1         712       75.21       18.55       28.26       53.19
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Detached PUD          313 111,622,724       16.66       3.946       3.248       2.823            1         708       75.69       14.52        32.1       53.38
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Leasehold               1     356,517        0.05           7         3.4       2.975            2         701          80         100           0           0
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Mid-rise condo (5-8 stor5es)1,581,124        0.24       4.982       3.462       3.037            1         701        75.1           0       25.84       74.16
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Single Family Detached w2th si180,649o       0.03       3.967       2.594       2.169            1         710          51       46.94           0       53.06
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Single Family (detac1,431 482,546,776          72       4.311       3.288        2.86            1         704       73.97       14.96       23.18       61.86
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Townhouse/rowhouse     11   3,358,457         0.5        2.34       3.453       3.028            0         704       75.14       12.11        10.7       77.19
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------

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13. OCCUPANCY CODE

---------------------------------------------------------------------------------------------------------------------------------------------------------------
OCCUPANCY CODE   COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Non-owner occupied    238  58,654,828        8.75       4.696       3.369       2.944            1         724        72.2       17.97       27.72       54.31
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Owner occupied      1,694 584,878,390       87.27       4.244       3.279       2.852            1         703       74.59       14.38       24.35       61.27
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Second Home            85  26,646,112        3.98       3.647       3.237       2.812            1         715        76.7       20.69        42.6       36.72
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------

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14. PURPOSE

---------------------------------------------------------------------------------------------------------------------------------------------------------------
PURPOSE          COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Equity refinance    1,190 387,236,294       57.78       4.351       3.303       2.878            1         704       72.22       11.11       22.82       66.06
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Purchase              447 154,964,026       23.12        4.32       3.231       2.799            1         718       78.68       24.04       33.18       42.78
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Rate/Term refinance   380 127,979,010        19.1       3.908       3.297       2.872            1         697       76.16       15.53        23.6       60.87
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------

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15. DOCUMENTATION TYPE

---------------------------------------------------------------------------------------------------------------------------------------------------------------
DOCUMENTATION TYPCOUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Alt Documentation      10   2,625,511        0.39       4.729       3.354       2.929            1         703       64.86           0       47.18       52.82
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Fast App. (Full documen13tio3,220,735        0.48       4.493       3.198       2.457            2         718        77.7       29.51           0       70.49
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Full documentation    299  80,363,025       11.99       4.211       3.199       2.774            1         706       75.09       17.53       24.92       57.54
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Limited documentatio1,683 580,590,929       86.63       4.258       3.296       2.871            1         705       74.46       14.66       25.62       59.72
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
No documentation       12   3,379,130         0.5       4.991        3.47       3.045            1         707       65.48           0           0         100
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------

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16. INDEX

---------------------------------------------------------------------------------------------------------------------------------------------------------------
INDEX            COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
1mo LIBOR              12   3,741,124        0.56       5.067       3.484       3.059            2         701       73.22       32.28           0       67.72
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
MTA                 2,005 666,438,205       99.44       4.255       3.284       2.857            1         706       74.47       14.85       25.51       59.64
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------

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17. GROSS MARGINS

---------------------------------------------------------------------------------------------------------------------------------------------------------------
GROSS MARGINS    COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
1.501 - 2.000           5   1,271,353        0.19       5.391         1.8       1.375            1         735       79.26        38.2        61.8           0
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
2.001 - 2.500          28   9,789,251        1.46       4.429       2.349        1.82            2         723       75.37       21.29       36.67       42.04
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
2.501 - 3.000         299 110,704,936       16.52       4.045       2.831       2.406            1         730       72.19        9.88       27.22        62.9
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
3.001 - 3.500       1,455 473,884,990       70.71       4.269       3.339       2.914            1         702       74.57       13.37       24.82       61.81
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
3.501 - 4.000         196  62,249,937        9.29       4.698       3.657       3.232            1         692        77.3       29.42       20.03       50.54
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
4.001 - 4.500          25  10,208,411        1.52       3.196       4.238       3.813            0         697       75.02       44.66       38.92       16.42
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
4.501 - 5.000           9   2,070,452        0.31       3.967       4.678       4.253            0         700        76.4       19.32       69.35       11.33
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
min: 1.550
max: 4.775
wa: 3.285

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18. MAX RATE

---------------------------------------------------------------------------------------------------------------------------------------------------------------
MAX RATE         COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
8.95                    2     350,764        0.05        6.39        2.79       2.365            3         764        77.7           0         100           0
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
9.45                    3     725,572        0.11       7.193       3.146       2.721            1         714       73.96           0       60.36       39.64
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
9.95                1,974 657,572,282       98.12       4.251       3.286       2.859            1         706       74.42       15.09       25.56       59.36
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
9.999                   3   1,276,570        0.19       7.178       3.521       3.096            2         689       74.81           0       71.17       28.83
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
10.3                    1     287,972        0.04         6.5         2.9       2.475            3         689          75           0           0         100
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
10.45                  19   4,877,077        0.73       4.132       3.294       2.869            0         688       77.31           0           0         100
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
10.7                    1     251,637        0.04       6.875       3.275        2.85            1         749          70           0         100           0
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
10.95                  11   3,842,339        0.57        3.29       3.131       2.706            0         681       78.49           8           0          92
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
11.95                   1     109,854        0.02           7       3.325         2.9            1         707          95           0           0         100
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
12                      1     650,682         0.1       7.625       3.125         2.7            4         683          77         100           0           0
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
13.5                    1     234,579        0.04        2.75       4.525         4.1            1         645          71           0           0         100
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
min: 8.950
max: 13.500
wa: 9.962

     Top

19. TEASER PERIOD

---------------------------------------------------------------------------------------------------------------------------------------------------------------
TEASER PERIOD    COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
1                   1,991 661,067,642       98.64       4.282       3.278       2.852            1         706       74.51        14.9       25.09       60.01
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
3                      26   9,111,687        1.36       2.645       3.792       3.367            1         705       70.93       18.02       45.74       36.24
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------

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20. MONTHS TO ROLL

---------------------------------------------------------------------------------------------------------------------------------------------------------------
MONTHS TO ROLL   COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
1                   1,995 662,156,214        98.8       4.288       3.279       2.852            1         706       74.51       14.92       25.04       60.04
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
2                      10   4,071,265        0.61       1.866       3.603       3.178            1         688       72.68        7.37       78.96       13.67
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
3                      12   3,951,850        0.59       1.992       4.026       3.601            0         720       68.88        27.3       24.12       48.58
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------
nzmin: 1
max: 3
nzwa: 1

     Top

21. NEGAM LIMIT

---------------------------------------------------------------------------------------------------------------------------------------------------------------
NEGAM LIMIT      COUNT      BALANCE     PERCENT      GWAC       MARGIN    NET MARGIN      AGE         FICO         LTV        %NOPP        %1H         %3H
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
110%                   85  36,318,260        5.42       5.725       3.232       2.807            1         710       73.91       30.91       35.12       33.97
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
115%                1,932 633,861,069       94.58       4.175       3.288       2.861            1         705        74.5       14.03       24.81       61.16
---------------------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL:              2,017 670,179,329         100       4.259       3.285       2.859            1         706       74.47       14.95       25.37       59.69
---------------------------------------------------------------------------------------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any oprisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including

                                                                FREE WRITING PROSPECTUS
                                                                FILED PURSUANT TO RULE 433

                                                STRUCTURAL AND COLLATERAL TERM SHEET                     FEBRUARY 23, 2006

We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Any discussion of U.S. Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the Offered Certificates.  Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding an U.S. federal tax penalties that may be imposed on such person.
Each holder should seek advice based on its particular circumstances from an independent tax advisor. This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION FOR
THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION
STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION FOR MORE COMPLETE  INFORMATION
ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-323-5678.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE  PROSPECTUS AND
THE  PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET IS PRELIMINARY  AND IS SUBJECT TO
COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS  TERM  SHEET,  IF  CONVEYED  PRIOR  TO THE  TIME OF YOUR  COMMITMENT  TO  PURCHASE  ANY OF THE  OFFERED
CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET,  THE TERM SHEET  SUPPLEMENT AND ANY OTHER FREE
WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM  SHEET  AND THE  RELATED  TERM  SHEET  SUPPLEMENT  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

FEBRUARY 23, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE TERM SHEET
SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information to you about the offered  certificates  in three or more separate  documents  that provide  progressively more detail:

|X|      the related base prospectus,  dated January 24, 2006, which provides  general  information,  some of which may not apply to the offered certificates;

|X|      the term sheet  supplement,  dated February 15, 2006,  which provides general  information  about series of certificates issued pursuant to the depositor's QO program, some of which may not apply to the offered certificates; and

|X|      this term sheet, which describes terms applicable to the classes of offered  certificates  described herein and provides a  description  of  certain  collateral  stipulations  regarding  the  mortgage  loans and the  parties  to the transaction.

The registration statement to which this offering relates is Commission File Number 333-126732.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain all of the information  that you should  consider in making  your  investment  decision.  To  understand  all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The offered certificates are reflected in the table below.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE OFFERED
CERTIFICATES,  SUPERSEDES  ANY  INFORMATION  CONTAINED  IN ANY  PRIOR  SIMILAR  MATERIALS  RELATING  TO  SUCH  CERTIFICATES.  THE
INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO
YOU SOLELY TO PROVIDE YOU WITH INFORMATION  ABOUT THE OFFERING OF THE CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND TO SOLICIT
AN OFFER TO PURCHASE THE  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND
WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER TO
PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO
ISSUE SUCH CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH CERTIFICATES IS SUBJECT TO THE
TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS
AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE
THE POOL MAY BECOME  DELINQUENT  OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE
ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF  CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO
ISSUANCE  OR  AVAILABILITY  OF A  FINAL  PROSPECTUS.  YOU  ARE  ADVISED  THAT  CERTIFICATES  MAY  NOT BE  ISSUED  THAT  HAVE  THE
CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON
THE MORTGAGE  LOANS AND  CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING
ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER
WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND
NONE OF THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED TO
SUCH NON-DELIVERY.

NONE  OF THE  ISSUING  ENTITY  OF THE  CERTIFICATES  OR ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,  APPROVED  OR  VERIFIED  ANY
STATISTICAL  OR  NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH  THAT  INFORMATION  MAY BE BASED IN PART ON LOAN LEVEL DATA
PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates  are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks associated with that class. The offered  certificates  are complex  securities.  You should  possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet,  the term sheet  supplement and the related base prospectus  for the  offered  certificates  in the  context  of your  financial  situation  and  tolerance  for risk.  You should carefully  consider,  among other things,  all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

                                                STRUCTURAL AND COLLATERAL TERM SHEET                     FEBRUARY 23, 2006
                                                                                                                           [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                             $665,486,000(APPROXIMATE) OF OFFERED CERTIFICATES
                                                  RALI 2006-QO2 TRUST - ISSUER
                                          RESIDENTIAL ACCREDIT LOANS, INC. - DEPOSITOR
                                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-QO2

DESCRIPTION OF THE OFFERED CERTIFICATES
---------------------------------------------------------------------------------------------------------------
                 APPROXIMATE                       EXPECTED CREDIT      INITIAL     ESTIMATED    PRINCIPAL
            CERTIFICATE PRINCIPAL    RATINGS         ENHANCEMENT      PASS-THROUGH  AVG. LIFE  PAYMENT WINDOW
CERTIFICATES   BALANCE ($) (1)    (MOODY'S/S&P)    PERCENTAGE((2))     RATE ((3))  (YRS) ((4))     ((4))
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
A-1                $370,542,000      Aaa/AAA    44.71% (+/- 0.50%)    LIBOR + [ ]%    4.08      03/06-08/16
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
A-2                $154,392,000      Aaa/AAA    21.67% (+/- 0.50%)    LIBOR + [ ]%    4.08      03/06-08/16
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
A-3                 $92,636,000      Aaa/AAA     7.85% (+/- 0.50%)    LIBOR + [ ]%    4.08      03/06-08/16
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
M-1                 $18,765,000      Aa1/AA+     5.05% (+/- 0.50%)    LIBOR + [ ]%    7.46      10/10-08/16
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
M-2                  $8,042,000       Aa2/AA     3.85% (+/- 0.50%)    LIBOR + [ ]%    7.46      10/10-08/16
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
M-3                  $4,356,000      Aa3/AA-     3.20% (+/- 0.50%)    LIBOR + [ ]%    7.45      10/10-08/16
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
M-4                  $3,351,000       A1/A+      2.70% (+/- 0.50%)    LIBOR + [ ]%    7.44      10/10-08/16
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
M-5                  $3,350,000        A2/A      2.20% (+/- 0.50%)    LIBOR + [ ]%    7.41      10/10-08/16
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
M-6                  $3,351,000       A3/A-      1.70% (+/- 0.50%)    LIBOR + [ ]%    7.20      10/10-02/16
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
M-7                  $3,350,000      Baa2/BBB    1.20% (+/- 0.50%)    LIBOR + [ ]%    6.83      10/10-01/15
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
M-8                  $3,351,000     Baa3/BBB-    0.70% (+/- 0.50%)    LIBOR + [ ]%    6.12      10/10-07/13
---------------------------------------------------------------------------------------------------------------

(1)      The  Certificate  Principal  Balances are based on scheduled  balances of the related  Mortgage  Loans as of February 1,
         2006 and are subject to an aggregate +/- 10% variance on the Certificates.
(2)      Fully funded overcollateralization of approximately 0.70%.
(3)      The  Pass-Through  Rates for the Offered  Certificates  will be  adjustable  rates equal to the lesser of (i)  one-month
         LIBOR plus the related  margin and (ii) the weighted  average of the net mortgage  rates on the mortgage loans for that
         Distribution Date (adjusted to an actual/360 day count basis).
(4)      Assuming 20% CPR (the "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.

                                                STRUCTURAL AND COLLATERAL TERM SHEET                     FEBRUARY 23, 2006

MORTGAGE POOL DESCRIPTION(1)
---------------------------------------------------------------- --------------------------
                                                                     STATISTICAL POOL

---------------------------------------------------------------- --------------------------
AGGREGATE PRINCIPAL BALANCE                                                   $670,179,329
---------------------------------------------------------------- --------------------------
AVERAGE LOAN BALANCE                                                              $332,265
---------------------------------------------------------------- --------------------------
NUMBER OF LOANS                                                                      2,017
---------------------------------------------------------------- --------------------------
WEIGHTED AVERAGE MONTHS TO ROLL                                                          1
---------------------------------------------------------------- --------------------------
WEIGHTED AVERAGE TERM TO MATURITY                                                      376
---------------------------------------------------------------- --------------------------
GROSS WAC                                                                           4.259%
---------------------------------------------------------------- --------------------------
WEIGHTED AVERAGE EXPENSE RATE BEFORE RESET                                          0.427%
---------------------------------------------------------------- --------------------------
NET WAC                                                                             3.833%
---------------------------------------------------------------- --------------------------
MINIMUM COUPON                                                                      0.990%
---------------------------------------------------------------- --------------------------
MAXIMUM COUPON                                                                      8.375%
---------------------------------------------------------------- --------------------------
MAXIMUM RATE                                                                        9.962%
---------------------------------------------------------------- --------------------------
GROSS MARGIN                                                                        3.285%
---------------------------------------------------------------- --------------------------
NET MARGIN                                                                          2.859%
---------------------------------------------------------------- --------------------------
NO PREPAYMENT PENALTIES                                                            14.950%
---------------------------------------------------------------- --------------------------
ONE YEAR HARD PREPAYMENT PENALTIES                                                 25.370%
---------------------------------------------------------------- --------------------------
THREE YEAR HARD PREPAYMENT PENALTIES                                               59.690%
---------------------------------------------------------------- --------------------------
ONE-MONTH LIBOR INDEXED PERCENT                                                         1%
---------------------------------------------------------------- --------------------------
ONE-YEAR MTA INDEXED PERCENT                                                           99%
---------------------------------------------------------------- --------------------------
FICO                                                                                  706%
---------------------------------------------------------------- --------------------------
CASH OUT REFINANCE PERCENT                                                             58%
---------------------------------------------------------------- --------------------------
CALIFORNIA PERCENT                                                                     61%
---------------------------------------------------------------- --------------------------
PRIMARY RESIDENCE PERCENT                                                              87%
---------------------------------------------------------------- --------------------------
SINGLE FAMILY AND PUD PERCENT                                                          91%
---------------------------------------------------------------- --------------------------
SINGLE LARGEST ZIP CODE PERCENT                                                         1%
---------------------------------------------------------------- --------------------------
LARGEST INDIVIDUAL LOAN BALANCE                                                 $2,821,087
---------------------------------------------------------------- --------------------------
---------------------------------------------------------------- --------------------------
ORIGINAL LOAN-TO-VALUE RATIO                                                          0.74
---------------------------------------------------------------- --------------------------
---------------------------------------------------------------- --------------------------
COMBINED LOAN-TO-VALUE RATIO                                                          0.78
---------------------------------------------------------------- --------------------------
---------------------------------------------------------------- --------------------------
FINAL MATURITY DATE                                                               2/1/2046
---------------------------------------------------------------- --------------------------
(1)      All percentages calculated herein are percentages of scheduled principal balances as of the Cut-Off Date.

                                                STRUCTURAL AND COLLATERAL TERM SHEET                      FEBRUARY 23, 2006

FEATURES OF THE TRANSACTION

|X|      Offering  consists  of  certificates  totaling  approximately  $665,486,000,  subject  to a +/- 10%  variance,  of which approximately $617,570,000 will be rated Aaa/AAA by Moody's and S&P, respectively.
|X|      The expected amount of credit support for the Class A-1 Certificates will be approximately  44.71% (+/- 0.50%),  for the
     Class A-2  Certificates  will be  approximately  21.67% (+/- 0.50%),  for the Class A-3  Certificates  will be approximately
     7.85% (+/- 0.50%),  for the Class M-1 Certificates will be approximately  5.05% (+/- 0.50%),  for the Class M-2 Certificates
     will be approximately  3.85% (+/- 0.50%),  for the Class M-3 Certificates will be approximately  3.20% (+/- 0.50%),  for the
     Class M-4 Certificates will be approximately  2.70% (+/- 0.50%), for the Class M-5 Certificates will be approximately  2.20%
     (+/- 0.50%),  for the Class M-6 Certificates  will be approximately  1.70% (+/- 0.50%),  for the Class M-7 Certificates will be approximately 1.20% (+/- 0.50%) and for the Class M-8 Certificates will be approximately 0.70% (+/- 0.50%).
|X|      Substantially  all of the  collateral  is expected to consist of One-Year MTA payment  option  adjustable  rate mortgage loans  with a negative  amortization  feature  set to mature  within 40 years of the date of  origination,  secured by first liens on one- to four-family residential properties and acquired by Residential Funding Corporation.

TIME TABLE

CUT-OFF DATE:           February 1, 2006
SETTLEMENT DATE:        February 28, 2006
DISTRIBUTION DATE:      25th of each month or the next business day if such day is not a business day.
FIRST DISTRIBUTION DATE:March 27, 2006
ASSUMED FINAL           March 25, 2046.  The actual final distribution date could be substantially earlier.
DISTRIBUTION DATE:

KEY TERMS

ISSUER:                 RALI Series 2006-QO2 Trust
DEPOSITOR:              Residential Accredit Loans, Inc.
MASTER SERVICER:        Residential Funding Corporation
TRUSTEE:                U.S. Bank National Association
SIGNIFICANT SERVICERS:  Servicers  that  may  subservice  10% or  more  by  principal  amount  of the  mortgage  loans  include
                        HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding.
RATING AGENCIES:        Moody's and Standard & Poor's.
TYPE OF ISSUANCE:       Public for all the Offered Certificates.
OFFERED CERTIFICATES:   Class A  and Class M Certificates
CLASS A CERTIFICATES:   Class A-1, Class A-2 and Class A-3 Certificates
CLASS M CERTIFICATES:   Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates
LIBOR CERTIFICATES:     Class A and Class M Certificates
SERVICER ADVANCING:     The Master  Servicer  is  obligated  to  advance  delinquent  mortgagor  payments  through  the date of liquidation of an REO property to the extent the advance is deemed recoverable.
DELAY DAYS:             0 day delay on the LIBOR Certificates
PREPAYMENT PERIOD:      As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution
                        Date occurs.
DAY COUNT:              Actual/360 basis for the LIBOR Certificates
INTEREST ACCRUAL PERIOD:For the LIBOR Certificates from the prior Distribution Date to the day prior to the current
                        Distribution Date except for the initial accrual period for which interest will accrue from the
                        Closing Date.
COMPENSATING INTEREST:  On each distribution date, the Master Servicer is required to cover certain interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the prospectus supplement. The reduction in the Master Servicer's servicing compensation for any
                        Distribution Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                                          o 0.125% multiplied by
                                          o one-twelfth multiplied by
                                          o the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

PRICING PREPAYMENT      A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 20.0% per annum of the
ASSUMPTION:             then outstanding principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.
COLLATERAL DESCRIPTION: As of February 1, 2006,  the aggregate  principal  balance of the mortgage  loans  described  herein is expected to be approximately  $670 million.  Substantially all of the Mortgage Loans accrue interest at a mortgage  rate which  adjusts  monthly  (after the initial  fixed rate teaser  period of one or three months) based upon an index rate of the 12-month  moving  average of the monthly yield on United States treasury  securities  adjusted to a constant  maturity of one year (the "MTA") index.  After the one or three month initial fixed rate teaser period, the interest rate for each of these MTA-indexed  Mortgage
                        Loans  will  adjust  monthly  to  equal  the sum of MTA  and  the  related  gross  margin.  None of the
                        MTA-indexed  Mortgage  Loans are subject to a periodic rate  adjustment  cap. All of the Mortgage Loans are subject to a maximum mortgage rate.

                        For each of the MTA-indexed  Mortgage Loans,  the related  borrower must make a minimum monthly payment which is subject to adjustment  on a date  specified in the mortgage note and annually on the same date thereafter,  subject  generally to the conditions  that (i) the amount of the minimum  monthly  payment will not increase by an amount that is more than 7.50% of the last minimum monthly payment,  (ii) as of the fifth  anniversary of the first due date and on the same day every five years thereafter as well as the final payment  adjustment  date, the minimum monthly payment will be recast,  without regard to the limitation in clause (i) above,  in order to amortize  fully the then unpaid  mortgage  loan  principal balance over the remaining term to maturity,  and (iii) if the unpaid  mortgage loan principal  balance exceeds  110% or 115% of the  original  principal  balance  due to  Deferred  Interest  (the  "Negative
                        Amortization  Limit"), the minimum monthly payment will be recast,  without regard to the limitation in clause (i), in order to amortize  fully the then unpaid  principal  balance over the remaining  term to maturity.

                        On each  Distribution  Date after the initial  fixed rate  period,  the  servicer  will present to each borrower  three payment  options in addition to the minimum  monthly  payment  described  above.  Those payment  options will include (i) interest  only,  (ii) an amount that will fully amortize the mortgage loan over the remaining  term of the mortgage loan at the current  mortgage  rate,  and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first  Distribution  Date at the current  mortgage  rate.  Those  payment  options will only be available to the borrower if they are higher than the minimum monthly payment described above.

                        Negative  amortization  on a MTA-indexed  Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal  balance of the MTA-indexed Mortgage Loan (such deficiency,  the "Deferred  Interest").  The amount of the Deferred
                        Interest, if any, is then added to the unpaid principal balance of the MTA-indexed Mortgage Loan.
THE MORTGAGE LOANS:     The  Mortgage  Loans will be  secured  by first lien  mortgage  loans  secured  by  one-to-four  family residential  properties.  Substantially  all of the  mortgage  loans are indexed to  One-Year  MTA with monthly coupon adjustments that allow for negative amortization.
EXPENSE RATE:           The "Expense  Rate" is comprised of primary  servicing  fees and a  master-servicing  fee. The weighted average Expense Rate before the reset date will be equal to approximately 0.427%.
OPTIONAL CLEAN UP CALL: Less than 10% of the Cut-off Date principal balance of the Mortgage Loans.
TAX TREATMENT:          It is  anticipated  that the Offered  Certificates  will be treated as REMIC regular  interests for tax purposes.
ERISA ELIGIBILITY:      The  Offered  Certificates  are  expected  to be  eligible  for  purchase by or with assets of employee benefit plans and other plans and arrangements  that are subject to Title I of ERISA or Section 4975 of the Code,  subject to certain  conditions.  Prospective  investors  should  review with their own legal advisors as to whether the purchase and holding of the  Certificates  could give rise to a  transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.
SMMEA ELIGIBILITY:      The Senior  Certificates,  Class M-1, Class M-2 and Class M-3  Certificates  are expected to constitute
                        "mortgage related securities" for purposes of SMMEA.
MINIMUM DENOMINATION:   $100,000  for the Class A, M-1,  Class M-2 and Class M-3  Certificates  and $250,000 for the Class M-4,
                        Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.
DELIVERY:               DTC

STRUCTURE OF THE OFFERED CERTIFICATES

  CREDIT ENHANCEMENT
The credit enhancement provided for the Certificates in the form of net monthly excess cashflow, subordination and overcollateralization.

NEGATIVE AMORTIZATION
In the event that an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the minimum monthly payment due for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization (referred to herein as the  "Deferred Interest "). For any distribution date, the excess, if any, of (i) the negative amortization with respect to all mortgage loans for the calendar month prior to that distribution date, over (ii) the aggregate amount of prepayments in full and partial prepayments received with respect to all mortgage loans during the related prepayment period (referred to herein as the  "Net Deferred Interest "), will be deducted from interest payments to the certificates pro-rata based on the Accrued Certificate Interest on each class without regard to the Net WAC Cap. The amount deducted from the interest payable to each class of certificates will be added to the principal balance of that class.

DEFINITIONS

             ACCRUED CERTIFICATE           For any  Distribution  Date and each class of Offered  Certificates,  equals the amount of  interest
             INTEREST:                     accrued during the related  Interest  Accrual Period on the related  Certificate  Principal  Balance immediately  prior  to  such  Distribution  Date  (or the  Closing  Date  in the  case of the  first
                                           Distribution  Date)  at the  related  pass-through  rate,  as  reduced  by any  prepayment  interest shortfalls and any shortfalls  resulting from the application of the Servicemembers Civil Relief Act
                                           (or any similar state statutes) and reduced by any Net Deferred Interest allocated to that class.

             CREDIT ENHANCEMENT            For any  Distribution  Date,  the  percentage  obtained by dividing  (x) the  aggregate  certificate
             PERCENTAGE:                   principal balance of the Subordinate  Certificates (including any  overcollateralization  and taking into account the distributions of the Principal  Distribution  Amount for such Distribution Date) by
                                           (y) the  aggregate  scheduled  principal  balance  of the  Mortgage  Loans as of the last day of the related Due Period.

             PRINCIPAL PREPAYMENT          The principal  portion of all partial and full  prepayments  received during the related  prepayment period.

             NET MONTHLY EXCESS CASHFLOW:  With  respect  to any  Distribution  Date,  an  amount  equal  to the sum of (x) the  excess  of the available  distribution  amount  for  that  Distribution  Date  over  the  sum of (a)  the  interest distribution amount for the certificates on that Distribution Date and (b) the Principal  Remittance
                                           Amount for that Distribution Date, and (y) the  Overcollateralization  Reduction Amount, if any, for
                                           that Distribution Date.

             REQUIRED                      For any Distribution  Date (i) prior to the Stepdown Date, an amount equal to 0.70% of the aggregate
             OVERCOLLATERALIZATION         stated  principal  balance  of the  Mortgage  Loans as of the  Cut-off  Date,  (ii) on or after  the
             AMOUNT:                       Stepdown  Date but prior to the  Distribution  Date in March 2012 provided a Trigger Event is not in effect, the greater of (x) 1.75% of the then current aggregate  outstanding principal balance of the
                                           Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date and (y)
                                           the  Overcollateralization  Floor,  (iii) on or after the Distribution Date in March 2012 provided a
                                           Trigger Event is not in effect,  the greater of (x) 1.40% of the then current aggregate  outstanding principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that
                                           Distribution Date and (y) the Overcollateralization  Floor, or (iv) on or after the Stepdown Date if a  Trigger  Event is in  effect,  the  Required  Overcollateralization  Amount  for the  immediately preceding  Distribution  Date.  The  initial  Required  Overcollateralization  Amount  will be fully funded on the Closing Date.

             OVERCOLLATERALIZATION FLOOR:  An amount equal to 0.50% of the aggregate  principal balance of the Mortgage Loans as of the Cut-Off
                                           Date, or approximately $3,350,897.

             EXCESS                        With respect to any Distribution  Date, the excess, if any, of the  Overcollateralization  Amount on
             OVERCOLLATERALIZATION         that Distribution Date over the Required Overcollateralization Amount on that Distribution Date.
             AMOUNT:

             OVERCOLLATERALIZATION         With respect to any  Distribution  Date, the excess,  if any, of (a) the aggregate  stated principal
             AMOUNT:                       balance of the Mortgage Loans before giving effect to  distributions of principal to be made on that
                                           Distribution Date, over (b) the aggregate  certificate principal balance of the Class A Certificates and Class M Certificates  before taking into account  distributions  of principal to be made on that
                                           Distribution Date.

             OVERCOLLATERALIZATION         With respect to any  Distribution  Date, an amount equal to the lesser of (i) the Net Monthly Excess
             INCREASE AMOUNT:              Cashflow for that  Distribution  Date (to the extent not used to cover  losses) and (ii) the excess, if any, of (x) the Required  Overcollateralization  Amount for that  Distribution  Date over (y) the
                                           Overcollateralization Amount for that Distribution Date.

             NET DEFERRED INTEREST:        Deferred Interest on Mortgage Loans minus principal prepayments.

OVERCOLLATERALIZATION         With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would
REDUCTION AMOUNT:             be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of
                              (i) the Excess Overcollateralization Amount for that Distribution Date, and (ii) the Principal
                              Remittance Amount for that Distribution Date.

STEPDOWN DATE:                The  later  to  occur  of (x) the  Distribution  Date  occurring  in  March  2009  and  (y) the  first
                              Distribution  Date  on  which  the  Senior  Enhancement   Percentage  is  equal  to  or  greater  than
                              approximately (a) on any Distribution  Date prior to the Distribution Date in March 2012,  19.625% and
                              (b) on any Distribution Date on or after the Distribution Date in March 2012, 15.70%.

SENIOR ENHANCEMENT            On any  Distribution  Date,  the  Senior  Enhancement  Percentage  will be  equal to a  fraction,  the
PERCENTAGE:                   numerator  of which is the sum of (x) the  aggregate  certificate  principal  balance  of the  Class M
                              Certificates  immediately  prior to that Distribution  Date and (y) the  Overcollateralization  Amount
                              immediately  prior to that  Distribution  Date, and the  denominator of which is the aggregate  stated
                              principal  balance of the  Mortgage  Loans after  giving  effect to  distributions  to be made on that
                              Distribution Date.

TRIGGER EVENT:                A Trigger  Event is in effect  with  respect  to any  Distribution  Date if either (i) on or after the
                              Stepdown Date the Sixty-Plus Delinquency Percentage,  as determined on that Distribution Date, exceeds
                              35.90% prior to the  Distribution  Date in March 2011 or 40.00% on or after the  Distribution  Date in
                              March 2011 of the current Senior  Enhancement  Percentage or (ii) on or after the Distribution Date in
                              March 2009 the  aggregate  amount of realized  losses  allocated as a  percentage  of the Cut-Off Date aggregate stated principal balance of the Mortgage Loans exceeds the values defined below:

         DISTRIBUTION DATE                   CUMULATIVE REALIZED LOSS PERCENTAGE:
         March 2009 - February 2010          0.600% for the first month, plus an additional 1/12th of 0.500% for each month thereafter (e.g., approximately 0.642% in April 2009)
         March 2010 - February 2011          1.100% for the first month, plus an additional 1/12th of 0.500% for each month thereafter (e.g., approximately 1.142% in April 2010)
         March 2011 - February 2012          1.600% for the first month, plus an additional 1/12th of 0.400% for each month thereafter (e.g., approximately 1.633% in April 2010)
         March 2012 and thereafter           2.000%

 SIXTY-PLUS DELINQUENCY       With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average,  for each
 PERCENTAGE:                  of the three Distribution  Dates ending with such Distribution  Date, of the fraction,  expressed as a percentage,  equal to (x) the aggregate stated principal  balance of the Mortgage Loans that are 60 or more days  delinquent  in payment of  principal  and interest for that  Distribution  Date,  including mortgaged loans in bankruptcy,  foreclosure and REO, over (y) the aggregate stated  principal  balance of all of the Mortgage Loans immediately preceding that Distribution Date.

NET MORTGAGE RATE:            With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the per annum rates at which the master servicing and subservicing fees are paid.

NET WAC CAP RATE              With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

BASIS RISK SHORTFALL:         With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date
                              on which the Net WAC Cap Rate is used to determine the pass-through rate for that class of certificates, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate; plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from Net
                              Monthly Excess Cashflow, at a rate equal to the pass-through rate for such Distribution Date.

PREPAYMENT INTEREST           With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest
SHORTFALL:                    resulting from mortgagor prepayments on the Mortgage Loans during the Prepayment Period.  These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment.  No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefore.  Any Prepayment
                              Interest Shortfalls not covered by Eligible Master Servicing Compensation or Excess Cash Flow and
                              allocated to a class of offered certificates will accrue interest at the then applicable pass-through rate on that class of offered certificates.

RELIEF ACT SHORTFALLS:        With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation.  Relief Act
                              Shortfalls will be covered by available Net Monthly Excess Cashflow in the current period only as described under "Net Monthly Excess Cashflow Distributions."  Any Relief Act Shortfalls allocated to the Offered Certificates for the current period not covered by Net Monthly Excess Cashflow will remain unpaid.  Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

INTEREST DISTRIBUTION         With respect to any distribution  date and the offered  certificates,  the aggregate amount of Accrued
AMOUNT:                       Certificate  Interest  for that  distribution  date plus any Accrued  Certificate  Interest  remaining unpaid from any prior  distribution  date,  together with interest thereon at the Pass-Through Rate in effect for that  distribution  date,  in each case to the  extent  distributed  to the  holders of the offered certificates

INTEREST DISTRIBUTIONS:       On each  Distribution  Date,  accrued and unpaid  interest (less  prepayment  interest  shortfalls not covered by compensating  interest,  Net Deferred  Interest and Relief Act Shortfalls)  will be paid to the  holders  of  Class A  Certificates  and  Class M  Certificates  to the  extent  of the  available distribution  amount as described in the Prospectus  Supplement (after payment of the master servicing and sub-servicing fees) in the following order of priority:

                              1.       To the Class A Certificates, pro rata;
                              2.       To the Class M-1 Certificates;
                              3.       To the Class M-2 Certificates;
                              4.       To the Class M-3 Certificates;
                              5.       To the Class M-4 Certificates;
                              6.       To the Class M-5 Certificates;
                              7.       To the Class M-6 Certificates;
                              8.       To the Class M-7 Certificates; and
                              9.       To the Class M-8 Certificates.

PRINCIPAL PAYMENTS:           The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their
                              Certificate Principal Balances have been reduced to zero, provided, however, if a Sequential Trigger
                              Event is in effect, the Class A Principal Distribution Amount shall be allocated sequentially to the
                              Class A-1, Class A-2 and Class A-3 Certificates, in each case until its certificate principal balance has been reduced to zero.

                              The Class M Certificates will be subordinate to the Class A Certificates, and will not receive any principal payments until on or after the Stepdown Date, or if a Trigger Event is in effect, unless the aggregate certificate principal balance of the Class A Certificates have been reduced to zero.

                              On or after the Stepdown Date and if a Trigger Event is not in effect, or if the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the remaining principal distribution amount will be distributed in the following order of priority:  to the Class
                              M-1 Certificates, the Class M-1 Principal Distribution Amount, to the Class M-2 Certificates, the
                              Class M-2 Principal Distribution Amount, to the Class M-3 Certificates, the Class M-3 Principal
                              Distribution Amount, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, to
                              the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, to the Class M-6
                              Certificates, the Class M-6 Principal Distribution Amount, to the Class M-7 Certificates, the Class
                              M-7 Principal Distribution Amount, and to the Class M-8 Certificates, the Class M-8 Principal
                              Distribution Amount, in each case until the certificate principal balance thereof has been reduced to zero.

PRINCIPAL DISTRIBUTION        With respect to any distribution date, the lesser of (a) the excess of (i) the Available
AMOUNT:                       Distribution Amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

                              1.       the principal  portion of all scheduled  monthly  payments on the mortgage loans received or advanced with respect to the related due period;

                              2.       the principal  portion of all proceeds of the repurchase of Mortgage Loans,  or, in the case of  a  substitution,  amounts  representing  a  principal  adjustment,  as required by the  pooling  and  servicing  agreement  during the  preceding calendar month;

                              3.       the principal  portion of all other unscheduled  collections  received on the mortgage loans during the  preceding  calendar  month other than  Subsequent  Recoveries, including,  without limitation,  Insurance Proceeds,  Liquidation Proceeds and,  except to the extent applied to offset Deferred  Interest,  full and partial Principal  Prepayments made by the respective  mortgagors,  to the extent  not  distributed  in  the  preceding  month  or,  in the  case  of
                                                Principal Prepayments in full, during the related Prepayment Period;

                              4.       the  lesser of (a) the Excess  Cash Flow for that  distribution  date and (b) the  principal portion of any Realized Losses incurred,  or deemed to have been incurred, on any mortgage  loans in the calendar month  preceding that  distribution date to the extent covered by Excess Cash Flow for that  distribution date as described under "--Excess Cash Flow and Overcollateralization" below;

                              5.       the lesser of (a) the Excess Cash Flow for that  distribution  date,  to the extent not used pursuant  to  clause  (4)  above on such  distribution  date,  and (b) the principal  portion  of any  Realized  Losses  allocated  to any  class  of offered  certificates on a prior  distribution  date and remaining unpaid, to the extent covered by Subsequent  Recoveries for that distribution date as described  under "--Excess Cash Flow and  Overcollateralization"  below;
                                                and

                              6.       the lesser of (a) the Excess Cash Flow for that  distribution  date,  to the extent not used pursuant to clauses (4) and (5) above on such  distribution  date, and (b)
                                                the  amount  of  any   Overcollateralization   Increase  Amount  for  that
                                                distribution date;

                                                minus

                              7.       the amount of any Overcollateralization Reduction Amount for that distribution date; and

                              8.       any related Capitalization Reimbursement Amount.

                              In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

PRINCIPAL REMITTANCE AMOUNT:  For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections other than subsequent recoveries received on the related Mortgage
                              Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not applied to offset Deferred Interest and to the extent not distributed in the month.

SEQUENTIAL TRIGGER EVENT:     A Sequential Trigger Event is in effect on any Distribution Date if, before the 37th Distribution
                              Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage
                              Loans as of the Cut-off Date exceeds 0.600%, or if, on or after the 37th Distribution Date, a
                              Trigger Event is in effect

CLASS A PRINCIPAL             With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of:  (i) the Principal Distribution Amount for that Distribution Date; and
                                   (ii) the excess of (a) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                                   80.375% for any Distribution Date prior to the Distribution Date in March 2012 and 84.30%  for any Distribution Date on or after the Distribution Date in March 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                   Overcollateralization Floor.

CLASS M-1 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of:  (i) the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount; and (ii) the excess of
                                   (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates
                                   (after taking into account the payment of the Class A Principal Distribution Amount) and (2)
                                   the certificate principal balance of the Class M-1 Certificates immediately prior to that
                                   Distribution Date over (b) the lesser of (x) the product of (1) 87.375% for any Distribution
                                   Date prior to the Distribution Date in March 2012 and 89.90% for any Distribution Date on or
                                   after the Distribution Date in March 2012 and (2) the aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to distributions to be made on that Distribution Date and
                                   (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-2 PRINCIPAL             With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                               1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal
                                    Distribution Amount, or
                               2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                    Date, the lesser of:  (i) the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal
                                    Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal Distribution
                                    Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-2
                                    Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 90.375% for any Distribution Date prior to the Distribution Date in March 2012 and
                                    92.30% for any Distribution Date on or after the Distribution Date in March 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                    Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-3 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, and Class M-2 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount and the Class M-2 Principal Distribution Amount; and (ii) the excess of (a)
                                   the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class
                                   M-2 Certificates (after taking into account the payment of the Class A Principal Distribution
                                   Amount,  the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution
                                   Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-3
                                   Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 92.00% for any Distribution Date prior to the Distribution Date in March 2012 and 93.60%
                                   for any Distribution Date on or after the Distribution Date in March 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                   Overcollateralization Floor.

CLASS M-4 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal
                                   Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal
                                   Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal
                                   Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 93.25% for any Distribution Date prior to the Distribution Date in March
                                   2012 and 94.60% for any Distribution Date on or after the Distribution Date in March 2012 and
                                   (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount and Class M-4 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount and the Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of
                                   (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal
                                   Distribution Amount,  the Class M-1 Principal Distribution Amount, Class M-2 Principal
                                   Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 94.50% for any Distribution Date prior to the Distribution Date in March
                                   2012 and 95.60% for any Distribution Date on or after the Distribution Date in March 2012 and
                                   (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

CLASS M-6 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution
                                   Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1
                                   Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
                                   Distribution Amount, Class M-4 Principal Distribution Amount and the Class M-5 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 95.75% for any Distribution Date prior to the Distribution Date in March
                                   2012 and 96.60% for any Distribution Date on or after the Distribution Date in March 2012 and
                                   (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

CLASS M-7 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and
                                   Class M-6 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
                                   Amount and the Class M-6 Principal Distribution Amount; and (ii) the excess of (a) the sum of
                                   (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class
                                   M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal Distribution Amount, Class
                                   M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal
                                   Distribution Amount, Class M-5 Principal Distribution Amount and the Class M-6 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 97.00% for any Distribution Date prior to the Distribution Date in March
                                   2012 and 97.60% for any Distribution Date on or after the Distribution Date in March 2012 and
                                   (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

CLASS M-8 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class
                                   M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
                                   Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution
                                   Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
                                   Certificates (after taking into account the payment of the Class A Principal Distribution
                                   Amount,  the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount,
                                   Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
                                   Principal Distribution Amount, Class M-6 Principal Distribution Amount and the Class M-7
                                   Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 98.25% for any Distribution Date prior to the Distribution
                                   Date in March 2012 and 98.60% for any Distribution Date on or after the Distribution Date in
                                   March 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated
                                   principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

NET MONTHLY EXCESS CASHFLOW   On each Distribution Date, the Net Monthly Excess Cashflow will be distributed among the
DISTRIBUTIONS:                Certificates in the following order of priority:

                              1.       To pay to holders of the class or classes of certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A
                                   Certificates and Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;
                              2.       As part of the Principal Distribution Amount, to pay to the holders of the Class A
                                   Certificates and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
                              3.       To pay any Overcollateralization Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;
                              4.       To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on
                                   Prepayment Interest Shortfalls allocated thereto, the amount of any Prepayment Interest
                                   Shortfalls allocated thereto for that Distribution Date, to the extent not covered by Eligible
                                   Master Servicing Compensation on that Distribution Date;
                              5.       To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest
                                   Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;
                              6.       To the holders of the Class A Certificates, pro rata, then to the holders of the Class M
                                   Certificates, in order of priority, any Basis Risk Shortfalls allocated thereto that remains unpaid as of the Distribution Date;
                              7.       To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on
                                   Relief Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief Act
                                   Shortfalls occurring in the current interest accrual period;
                              8.       To pay the holders of the Class A Certificates, pro rata, then to the holders of the Class
                                   M, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and
                              9.       To pay the holders of the Class SB Certificates and Class R Certificates any balance remaining in accordance with the terms of the pooling and servicing agreement.

ALLOCATION OF LOSSES:         Realized losses on the Mortgage Loans will be allocated as follows: first, to Net Monthly Excess
                              Cashflow; second, by a reduction in the Overcollateralization Amount until reduced to zero; third, to the Class M-8 Certificates until the certificate principal balance thereof has been reduced to zero; fourth, to the Class M-7 Certificates until the certificate principal balance thereof has been reduced to zero; fifth, to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero; sixth, to the Class M-5 Certificates until the certificate principal balance thereof has been reduced to zero; seventh, to the Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero; eighth, to the Class M-3
                              Certificates until the certificate principal balance thereof has been reduced to zero; ninth, to the
                              Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero; and
                              tenth, to the Class M-1 Certificates until the certificate principal balance thereof has been reduced to zero.